Exhibit 99.1

Contact:	Andrea Vedanayagam Director, Corporate Communications QuickLogic Corporation (408) 990-4000 andrea@quicklogic.com

QuickLogic Taps Ralph S. Marimon as

Vice President, Finance and Chief Financial Officer

Sunnyvale, CA – October 14, 2008 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced that Ralph S. Marimon has joined the company as Vice President, Finance.  Mr. Marimon will be named Chief Financial Officer of the company on November 10, 2008, after a short transition period.  With an impressive financial and operations background spanning more than 20 years in Silicon Valley, Mr. Marimon will be responsible for providing executive leadership for the company’s finance and accounting activities.

Mr. Marimon comes to QuickLogic from Anchor Bay Technologies, Inc., a VC-funded fabless semiconductor company that designs and produces advanced video processing chips and systems.  As Vice President, Finance & CFO, he was responsible for all financial, accounting, IT, facilities and human resources activities, and was successful in completing a $10,000,000 Series B funding round.  Prior to Anchor Bay he was at Tymphany Corporation, a provider of innovative audio transducers, where he was the Vice President of Finance and Administration and Chief Financial Officer.  During his tenure, he successfully led the post-acquisition financial and administrative integration of operations acquired by the company in the United States, Denmark, and China.  Prior to that, as Vice President and CFO of Scientific Technologies, Inc., he developed and managed the Sarbanes-Oxley Act compliance program.  In addition, he held the position of Vice President and CFO at Com21 Corporation, where he led the financial due diligence and integration for two acquisitions.  Prior to Com21, he was at KLA-Tencor Corporation for 11 years in a variety of senior executive financial management positions. Mr. Marimon began his career with National Semiconductor Corporation.  He holds a Master of

Management degree in Finance and Accounting from Northwestern University and a Bachelor of Arts in Economics from the University of California, Los Angeles.

In announcing Mr. Marimon’s appointment, Tom Hart, Chairman, President and CEO, commented “We are delighted to welcome Ralph to the QuickLogic Executive Leadership Team.  His demonstrated strength and experience in providing financial leadership and strategic direction across the semiconductor and hi-tech sectors, coupled with his ability to build strong, efficient finance teams is a key to enable us to continue the successful, pioneering implementation of our innovative Customer Specific Standard Product (CSSP) strategy.”

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics OEMs and ODMs.  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com.

Safe Harbor Statement

This news release contains forward-looking statements relating to the expected benefits of strong financial leadership on the successful implementation of QuickLogic’s CSSP strategy.   QuickLogic’s actual results may differ from the results described in the forward-looking statements.  Factors that could cause actual results to differ from expectations include, but are not limited to, market acceptance of new and existing products, development and design risks, and general conditions in the semiconductor industry.  Certain other risk factors are detailed in QuickLogic’s periodic reports and registration statements filed with the Securities and Exchange Commission.  QuickLogic disclaims any obligation to update these forward-looking statements.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation.

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Code: QUIK-G